Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER ENDED JULY 31, 2015

Minot, ND – September 9, 2015 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter ended July 31, 2015.

For the three month period ended July 31, 2015, as compared to the same period of the prior fiscal year:

•	Revenues increased to $51.0 million from $49.2 million, an increase of 3.5%.

•	Total expenses decreased by approximately $1.2 million, or 3.2%, in the three months ended July 31, 2015 compared to the three months ended July 31, 2014, from $38.0 million to $36.8 million.

•	FFO increased to $22.0 million on 139 million weighted average shares and units outstanding, from $18.9 million on 131 million weighted average shares and units outstanding ($.16 per share and unit compared to $.14 per share and unit).

•	Net Income Available to Common Shareholders was $1.7 million compared to $(3.0) million of Net Loss Available to Common Shareholders in the prior fiscal year.

Significant Events and Transactions during the first quarter of fiscal year 2016:

•	The placement into service of the following: the 72-unit Chateau II multi-family residential property in Minot, North Dakota; the 57,624 square foot Edina 6565 France SMC III healthcare expansion project in Edina, Minnesota; and the final 72 units of the 288-unit Renaissance Heights multi-family residential property in Williston, North Dakota, in which we have an approximately 70% interest.

•	The disposition of an office property in Minneapolis, Minnesota, for a sale price of $7.0 million.

•	On June 12, 2015, our Operating Partnership entered in an agreement to sell 33 office properties, one healthcare property and a parcel of unimproved land.

•	On June 23, 2015, Jeff P. Caira was appointed as a Trustee of our Board of Trustees.

•	On June 25, 2015, our Operating Partnership entered into an agreement to sell 17 retail properties and a parcel of unimproved land.

IRET’s President and Chief Executive Officer, Timothy Mihalick, commented, “As we celebrate IRET’s 45th year in business, I am excited to report that we continue to transform the makeup of our real estate portfolio as previously announced.  On August 3, 2015 we completed the sale of substantially all of our office portfolio and expect to complete the sale of substantially all of our retail portfolio in the second quarter of fiscal year 2016.  As evidenced by our recent filings IRET is now reporting three property segments, which is down from the previously reported five segments and includes our multi-family and healthcare segments.  I believe this enhanced focus will allow us to concentrate on our core strengths of creating value through development, value enhancing property repositioning and improving operating efficiencies with a more concentrated portfolio, leading to increased NOI growth.  Our first quarter results met our expectations and we believe that as other development projects come on line during fiscal year 2016 we will see the full effect of those developments with year over year NOI growth in fiscal year 2017.  We remain confident about the future of IRET as we execute on all of the changes during this exciting time.

[1]	The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

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Operating Results

Net Operating Income (NOI)2 from all properties increased by $1.3 million, or 4.5%, during the three-month period ended July 31, 2015, compared to the same period one year ago. Non-same-store properties, primarily our new multi-family residential developments, provided for an increase of approximately $859,000, while same-store3 NOI provided for approximately $490,000.

Occupancy as of July 31, 2015 compared to July 31, 2014 decreased slightly in our multi-family residential and healthcare segments and remained stable in our industrial segment on a same-store basis. Occupancy represents the actual number of units or square footage leased divided by the total number of units or square footage at the end of the period.

Occupancy Levels on a Same-Store Property and All Property Basis:

	Same-Store Properties(a)		All Properties
	As of July 31,		As of July 31,
Segments	2015	2014	2015	2014
Multi-Family Residential	93.5%	94.0%	91.2%	93.4%
Healthcare	96.0%	96.6%	94.7%	96.6%
Industrial	100.0%	100.0%	84.3%	100.0%

(a)	Non-same-store properties consist of the following properties (re-development and in-service development properties are listed in bold type):
Held for Investment -	Multi-Family Residential -
Arcata, Golden Valley, MN; Chateau II, Minot, ND; Colonial Villa, Burnsville, MN; Commons at Southgate, Minot, ND; Cypress Court I and II, St. Cloud, MN;  Dakota Commons, Williston, ND; Homestead Garden, Rapid City, SD;  Legacy Heights, Bismarck, ND; Northridge, Bismarck, ND;  Red 20, Minneapolis, MN; Renaissance Heights, Williston, ND and Silver Springs, Rapid City, SD.
Total number of units, 1,759.

	Healthcare -	Edina 6565 France SMC III, Edina, MN. Total rentable square footage, 57,624.
	Industrial -	Roseville 3075 Long Lake Road, Roseville, MN. Total rentable square footage, 220,557.
	Other -	Minot Southgate Wells Fargo Bank, Minot, ND. Total rentable square footage, 4,998.

Held for Sale -	Healthcare -	Nebraska Orthopaedic Hospital, Omaha, NE. Total rentable square footage, 61,758.
Total NOI for held for sale properties for the three months ended July 31, 2015 and 2014, respectively, $478 and $471.

Sold -	Multi-Family Residential -	Lancaster, St. Cloud, MN.
	Healthcare -	Jamestown Medical Office Building, Jamestown, ND.
	Industrial -	Eagan 2785 & 2795 Hwy 55, Eagan, MN.
Other -
2030 Cliff Road, Eagan, MN; Burnsville Bluffs II, Burnsville, MN; Dewey Hill Business Center, Edina, MN; Fargo Express Community, Fargo, ND; Kalispell Retail Center, Kalispell, MT; Northgate I, Maple Grove, MN; Northgate II, Maple Grove, MN; Plymouth I, Plymouth, MN; Plymouth II, Plymouth, MN; Plymouth III, Plymouth, MN; Plymouth IV-V, Plymouth, MN; Southeast Tech, Eagan, MN; Thresher Square, Minneapolis, MN; Weston Retail, Weston, WI; Whitewater Plaza, Minnetonka, MN and Wirth Corporate Center, Golden Valley, MN.

Total NOI for sold properties for the three months ended July 31, 2015 and 2014, respectively, $8 and $1,242.

[2]	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
[3]	Same-store properties are properties owned or in service for the entirety of the periods being compared (except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, and properties sold or classified as held for sale), and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for office, healthcare, industrial and retail properties.

Developments Placed in Service and Disposition

During the first quarter of fiscal year 2016, we placed into service the 72-unit Chateau II multi-family residential property in Minot, North Dakota; the 57,624 square foot Edina 6565 France SMC III healthcare expansion project in Edina, Minnesota; and the final 72 units of the 288-unit Renaissance Heights multi-family residential property in Williston, North Dakota, in which we have an approximately 70% interest.

Also during the first quarter of fiscal year 2016, we sold an office property in Minneapolis, Minnesota, for a sale price of $7.0 million.

Strategic Dispositions

At July 31, 2015, we had 48 office properties, 17 retail properties and two healthcare properties classified as held for sale. In January 2015, we announced that we were exploring a calendar year 2015 disposition of substantially all of our office and retail properties, in an update to our current strategic plan, under which we have been directing new investments primarily toward multi-family residential and healthcare properties. We intend to use the proceeds from dispositions to continue portfolio deleveraging and for developing and acquiring high-quality assets in our multi-family, healthcare and industrial segments. During the first quarter of fiscal year 2016, we signed an agreement to sell 17 retail properties located in 3 states for a sale price of $80.6 million. This pending disposition is subject to various closing conditions and contingencies, and no assurances can be given that the transaction will be completed on the terms currently expected, or at all. Subsequent to the end of the first quarter of fiscal year 2016, we sold a portfolio of 33 office properties, one healthcare property and one parcel of unimproved land, for a sale price of $250.0 million at a gain of approximately $18.1 million with a related loss on debt extinguishment of approximately $4.8 million. Also subsequent to the end of the first quarter of fiscal year 2016, a joint venture entity in which we have an approximately 51% interest sold a portfolio of 5 office properties in Mendota Heights, Minnesota, for a sale price of $40.0 million.

Mortgages Payable

The Company’s mortgages payable include a non-recourse $122.6 million CMBS loan, for which nine of the Company’s office properties serve as collateral and under which a special-purpose subsidiary of the Company is the borrower. This loan matures in October 2016. Because the loan amount significantly exceeds the Company’s current estimate of the fair value of this nine-property portfolio, the Company contacted the master servicer to initiate discussions on various alternatives with regard to the loan. On April 14, 2015, the Company received a letter from the special servicer advising that the loan was in default due to a nonpayment on April 6, 2015. The Company is currently discussing a deed in lieu agreement with the lender, but the Company can give no assurance that such resolution will be entered into or that another mutually acceptable resolution will be reached.

Shareholder Equity, Distributions and Capital Structure

As of July 31, 2015, IRET had a total capitalization of $2.1 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

On July 1, 2015, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET’s 177th consecutive distribution. IRET also paid, on June 30, 2015, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.

Distribution Declared.  Subsequent to the end of the first quarter of fiscal year 2016, on September 2, 2015, the Company’s Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company’s common shares of beneficial interest and the limited partnership units of IRET Properties, payable October 1, 2015 to common shareholders and unitholders of record on September 15, 2015. Also on September 2, 2015, the Company’s Board of Trustees’ declared a distribution of $0.5156 per share on the Company’s Series A preferred shares of beneficial interest, payable September 30, 2015 to Series A preferred shareholders of record on September 15, 2015, and declared a distribution of $0.4968 per share on the Company’s Series B preferred shares of beneficial interest, payable September 30, 2015 to Series B preferred shareholders of record on September 15, 2015.

Conference Call Information

The Conference Call for 1st Quarter Earnings is scheduled for Thursday, September 10, 2015 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-509-9785

International Toll Free Number: 1-412-902-4132

Canada Toll Free Number: 1-855-669-9657

A webcast and transcript of the call will be archived on the “Investor Info/ Presentations & Events/Presentations” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to cbradehoft@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET holds for investment a portfolio of 181 properties consisting of 100 multi-family residential properties, 64 healthcare properties (including senior housing), 7 industrial properties and 10 other commercial properties with a total of 4.4 million square feet of leasable space.  IRET common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2015 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	July 31, 2015	April 30, 2015
ASSETS
Real estate investments
Property owned	$1,618,948	$1,546,367
Less accumulated depreciation	(325,536)	(313,308)
	1,293,412	1,233,059
Development in progress	133,794	153,994
Unimproved land	24,542	25,827
Total real estate investments	1,451,748	1,412,880
Assets held for sale	453,217	463,103
Cash and cash equivalents	44,770	48,970
Other investments	329	329
Receivable arising from straight-lining of rents, net of allowance of $689 and $718, respectively	15,612	15,617
Accounts receivable, net of allowance of $135 and $438, respectively	3,650	2,865
Real estate deposits	6,614	2,489
Prepaid and other assets	2,224	3,174
Intangible assets, net of accumulated amortization of $20,643 and $19,610, respectively	25,179	26,213
Tax, insurance, and other escrow	8,858	10,073
Property and equipment, net of accumulated depreciation of $1,482 and $1,464, respectively	1,464	1,542
Goodwill	1,718	1,718
Deferred charges and leasing costs, net of accumulated amortization of $8,301 and $8,077, respectively	9,290	8,864
TOTAL ASSETS	$2,024,673	$1,997,837
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
LIABILITIES
Liabilities held for sale	$308,812	$321,393
Accounts payable and accrued expenses	60,506	56,399
Revolving line of credit	83,500	60,500
Mortgages payable	669,734	668,112
Construction debt and other	165,873	144,111
TOTAL LIABILITIES	1,288,425	1,250,515
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	6,361	6,368
EQUITY
Investors Real Estate Trust shareholders’ equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at July 31, 2015 and April 30, 2015, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at July 31, 2015 and April 30, 2015, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 125,519,557 shares issued and outstanding at July 31, 2015, and 124,455,624 shares issued and outstanding at April 30, 2015)	957,707	951,868
Accumulated distributions in excess of net income	(452,971)	(438,432)
Total Investors Real Estate Trust shareholders’ equity	643,410	652,110
Noncontrolling interests – Operating Partnership (13,921,386 units at July 31, 2015 and 13,999,725 units at April 30, 2015)	56,120	58,325
Noncontrolling interests – consolidated real estate entities	30,357	30,519
Total equity	729,887	740,954
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$2,024,673	$1,997,837

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months ended July 31, 2015 and 2014

	(in thousands, except per share data)
	Three Months Ended July 31
	2015	2014
REVENUE
Real estate rentals	$45,522	$43,564
Tenant reimbursement	4,396	4,857
TRS senior housing revenue	1,038	793
TOTAL REVENUE	50,956	49,214
EXPENSES
Depreciation/amortization related to real estate investments	13,272	12,214
Utilities	3,206	2,945
Maintenance	5,374	4,986
Real estate taxes	4,917	4,987
Insurance	1,100	1,462
Property management expenses	3,871	3,666
Other property expenses	(68)	206
TRS senior housing expenses	769	693
Administrative expenses	2,454	3,664
Other expenses	424	612
Amortization related to non-real estate investments	171	221
Impairment of real estate investments	1,285	2,320
TOTAL EXPENSES	36,775	37,976
Operating income	14,181	11,238
Interest expense	(9,196)	(9,747)
Interest income	556	560
Other income	51	126
Income before loss on sale of real estate and other investments and income from discontinued operations	5,592	2,177
Loss on sale of real estate and other investments	(175)	(2,993)
Income (loss) from continuing operations	5,417	(816)
(Loss) income from discontinued operations	(690)	617
NET INCOME (LOSS)	4,727	(199)
Net (income) loss attributable to noncontrolling interests – Operating Partnership	(186)	402
Net income attributable to noncontrolling interests – consolidated real estate entities	(1)	(354)
Net income (loss) attributable to Investors Real Estate Trust	4,540	(151)
Dividends to preferred shareholders	(2,879)	(2,879)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$1,661	$(3,030)
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.02	$(.03)
Loss per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	(.01)	.00
NET INCOME (LOSS) PER COMMON SHARE – BASIC AND DILUTED	$.01	$(.03)
DIVIDENDS PER COMMON SHARE	$.1300	$.1300

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three months ended July 31, 2015 and 2014

	(in thousands, except per share amounts)
Three Months Ended July 31,	2015			2014
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income (loss) attributable to Investors Real Estate Trust	$4,540			$(151)
Less dividends to preferred shareholders	(2,879)			(2,879)
Net income (loss) available to common shareholders	1,661	124,855	$0.02	(3,030)	111,039	$(0.03)
Adjustments:
Noncontrolling interest – Operating Partnership	186	13,951		(402)	20,293
Depreciation and amortization(1)	18,259			17,037
Impairment of real estate investments	1,725			2,320
Loss on depreciable property sales	175			2,993
FFO applicable to common shares and Units	$22,006	138,806	$0.16	$18,918	131,332	$0.14

(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $13,443 and $12,435, and depreciation/amortization from Discontinued Operations of $4,863 and $4,621, less corporate-related depreciation and amortization on office equipment and other assets of $31 and $19, for the three months ended July 31, 2015 and 2014, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company’s discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended July 31, 2015 and 2014

	(in thousands)
Three Months Ended July 31, 2015	Multi-Family Residential	Healthcare	Industrial	All Other(1)	Total

Real estate revenue	$31,379	$15,706	$1,622	$1,211	$49,918
Real estate expenses	13,922	3,832	396	250	18,400
Net operating income	$17,457	$11,874	$1,226	$961	31,518
TRS senior housing revenue					1,038
TRS senior housing expenses					(769)
Depreciation/amortization					(13,443)
Administrative expenses					(2,454)
Other expenses					(424)
Impairment of real estate investments					(1,285)
Interest expense					(9,196)
Interest and other income					607
Income before loss on sale of real estate and other investments and loss from discontinued operations					5,592
Loss on sale of real estate and other investments					(175)
Income from continuing operations					5,417
Loss from discontinued operations					(690)
Net income					$4,727

	(in thousands)
Three Months Ended July 31, 2014	Multi-Family Residential	Healthcare	Industrial	All Other(1)	Total

Real estate revenue	$27,727	$16,202	$1,570	$2,922	$48,421
Real estate expenses	12,221	4,356	450	1,225	18,252
Net operating income	$15,506	$11,846	$1,120	$1,697	30,169
TRS senior housing revenue					793
TRS senior housing expenses					(693)
Depreciation/amortization					(12,435)
Administrative expenses					(3,664)
Other expenses					(612)
Impairment of real estate investments					(2,320)
Interest expense					(9,747)
Interest and other income					686
Income before loss on sale of real estate and other investments and income from discontinued operations					2,177
Loss on sale of real estate and other investments					(2,993)
Loss from continuing operations					(816)
Income from discontinued operations					617
Net loss					$(199)

(1)	NOI from segments below the quantitative thresholds is attributable to the Company’s office and retail segments. Both of these segments met the quantitative threshold for determining reportable segments prior to the first quarter of fiscal year 2016, at which time the Company classified most of the properties in these segments as held for sale and discontinued operations.